As filed with the Securities and Exchange Commission on February 4, 2014

Registration No. 333-188103

Registration No. 333-167473

Registration No. 333-159105

Registration No. 333-158954

Registration No. 333-158953

Registration No. 333-155809

Registration No. 333-115447

Registration No. 333-112495

Registration No. 333-108442

Registration No. 333-108291

Registration No. 333-105730

Registration No. 333-46146

Registration No. 333-36606

Registration No. 333-86531

Registration No. 333-74061

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Registration No. 333-188103

Registration No. 333-167473

Registration No. 333-159105

Registration No. 333-158954

Registration No. 333-158953

Registration No. 333-115447

Registration No. 333-108442

Registration No. 333-105730

Registration No. 333-46146

Registration No. 333-36606

Registration No. 333-86531

Registration No. 333-74061

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Registration No. 333-155809

Registration No. 333-112495

Registration No. 333-108291

LIFE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	33-0373077
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5791 Van Allen Way

Carlsbad, CA 92008

(760) 603-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Life Technologies Corporation 2013 Equity Incentive Plan

Life Technologies Corporation Deferred Compensation Plan

Life Technologies Corporation 2009 Equity Incentive Plan

Invitrogen Corporation 2004 Equity Incentive Plan

Molecular Probes, Inc. 2002 Stock Incentive Plan

Molecular Probes, Inc. 2001 Stock Incentive Plan

Invitrogen Corporation 2000 Nonstatutory Stock Option Plan

Life Technologies Corporation Amended and Restated 1999 Stock Incentive Plan

Life Technologies Corporation Amended and Restated 1999 Employee Stock Purchase Plan

Applied Biosystems Group Amended and Restated 1999 Stock Incentive Plan

PE Corporation/PE Biosystems Group 1999 Stock Incentive Plan

Invitrogen Corporation 1998 Employee Stock Purchase Plan (as amended through April 30, 2009)

Invitrogen Corporation 1998 Employee Stock Purchase Plan

Invitrogen Corporation Amended and Restated 1997 Stock Option Plan

Invitrogen Corporation 1997 Stock Option Plan

Life Technologies, Inc. 1997 Long Term Incentive Plan

The Perkin-Elmer Corporation 1997 Stock Incentive Plan

Life Technologies, Inc. 1996 Non-Employee Directors’ Plan

Invitrogen Corporation 1995 Stock Option Plan

Life Technologies, Inc. 1995 Long Term Incentive Plan

Individual Option Agreement Granted Under the Novel Experimental Technology 1995 Stock Option /

Stock Issuance Plan and 1998 Stock Option / Stock Issuance Plan Assumed by Invitrogen Corporation

Applera Corporation Amended and Restated 1993 Director Stock Purchase and Deferred Compensation Plan

Life Technologies, Inc. 1991 Stock Option Plan

Invitrogen Corporation Employee Stock Ownership Plan

Invitrogen Corporation 401(k) Plan

Invitrogen Corporation Restricted Stock Agreement with Claude Benchimol

Invitrogen Corporation Stock Option Agreement with Gregory T. Lucier

Invitrogen Corporation Restricted Stock Agreement with Gregory T. Lucier

(Full title of the plan)

Seth H. Hoogasian

President and Secretary

c/o Life Technologies Corporation

5791 Van Allen Way

Carlsbad, California 92008

(760) 603-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Deregistration of Securities

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Life Technologies Corporation (the “Registrant”):

•	File No. 333-188103, pertaining to the registration of 13,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), issuable under the Life Technologies Corporation 2013 Equity Incentive Plan;

•	File No. 333-167473, pertaining to the registration of 2,000,000 shares of Common Stock issuable under the Life Technologies Corporation Deferred Compensation Plan;

•	File No. 333-159105, pertaining to the registration of 3,000,000 shares of Common Stock issuable under the Invitrogen Corporation 2004 Equity Incentive Plan;

•	File No. 333-158954, pertaining to the registration of 4,662,273 shares of Common Stock pursuant to the Invitrogen Corporation 1998 Employee Stock Purchase Plan (as amended through April 30, 2009);

•	File No. 333-158953, pertaining to the registration of 11,000,000 shares of Common Stock pursuant to the Life Technologies Corporation 2009 Equity Incentive Plan;

•	File No. 333-115447, pertaining to the registration of 5,700,000 shares of Common Stock pursuant to the Invitrogen Corporation 2004 Equity Incentive Plan and 500,000 shares of Common Stock pursuant to the Invitrogen Corporation 1998 Employee Stock Purchase Plan;

•	File No. 333-108442, pertaining to the registration of 25,000 shares of Common Stock pursuant to the Invitrogen Corporation Restricted Stock Agreement with Claude Benchimol;

•	File No. 333-105730, pertaining to the registration of 675,000 shares of Common Stock pursuant to the Invitrogen Corporation Stock Option Agreement with Gregory T. Lucier and 75,000 shares of Common Stock pursuant to the Invitrogen Corporation Restricted Stock Agreement with Gregory T. Lucier;

•	File No. 333-46146, pertaining to the registration of 3,000,000 shares of Common Stock pursuant to the Invitrogen Corporation 1997 Stock Option Plan, 200,000 shares of Common Stock pursuant to the Invitrogen Corporation 1998 Employee Stock Purchase Plan, 1,000 shares of Common Stock pursuant to the assumed Life Technologies, Inc. 1991 Stock Option Plan, 90,186 shares of Common Stock pursuant to the assumed Life Technologies, Inc. 1995 Long Term Incentive Plan, 47,250 shares of Common Stock pursuant to the assumed Life Technologies, Inc. 1996 Non-Employee Directors’ Plan and 746,222 shares of Common Stock pursuant to the assumed Life Technologies, Inc. 1997 Long Term Incentive Plan;

•	File No. 333-36606, pertaining to the registration of 800,000 shares of Common Stock pursuant to the Invitrogen Corporation 2000 Non-Statutory Stock Option Plan and 100,000 shares of Common Stock pursuant to the Invitrogen Corporation 1998 Employee Stock Purchase Plan;

•	File No. 333-86531, pertaining to the registration of 1,000,000 shares of Common Stock pursuant to the Invitrogen Corporation Amended and Restated 1997 Stock Option Plan and 469,678 shares of Common Stock pursuant to the individual option agreements granted under the Novel Experimental Technology 1995 Stock Option/Stock Issuance Plan and 1998 Stock Option/Stock Issuance Plan and assumed by Invitrogen Corporation (a predecessor of the Registrant);

•	File No. 333-74061, pertaining to the registration of 4,309,787 shares of Common Stock pursuant to the Invitrogen Corporation 1995 and 1997 Stock Option Plans, 1,195,717 shares of Common Stock pursuant to the Invitrogen Corporation Employee Stock Ownership Plan, 250,000 shares of Common Stock pursuant to the Invitrogen Corporation 1998 Employee Stock Purchase Plan, and 150,000 shares of Common Stock pursuant to the Invitrogen Corporation 401(k) Plan;

•	File No. 333-155809, pertaining to the registration of 9,358,114 shares of Common Stock pursuant to the Applied Biosystems Group Amended and Restated 1999 Stock Incentive Plan, 67,655 shares of Common Stock pursuant to the Applera Corporation Amended and Restated 1993 Director Stock Purchase and Deferred Compensation Plan, 10,436 shares of Common Stock pursuant to the PE Corporation/PE Biosystems Group 1999 Stock Incentive Plan, 5,360 shares of Common Stock pursuant to The Perkin-Elmer Corporation 1997 Stock Incentive Plan, 6,653,582 shares of Common Stock pursuant to the Life Technologies Corporation Amended and Restated 1999 Stock Incentive Plan and 814,242 shares of Common Stock pursuant to the Life Technologies Corporation Amended and Restated 1999 Employee Stock Purchase Plan;

•	File No. 333-112495, pertaining to the registration of 300,000 shares of Common Stock pursuant to the Invitrogen Corporation 1998 Employee Stock Purchase Plan and 5,000,000 shares of Common Stock pursuant to the Invitrogen Corporation 1997 Stock Option Plan; and

•	File No. 333-108291, pertaining to the registration of 756,037 shares of Common Stock pursuant to the Molecular Probes, Inc. 2001 Stock Incentive Plan and 1,020,045 shares of Common Stock pursuant to the Molecular Probes, Inc. 2002 Stock Incentive Plan.

On April 14, 2013, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Registrant, Thermo Fisher Scientific Inc. (“Parent”) and Polpis Merger Sub Co., an indirect wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on February 3, 2014, Merger Sub merged with and into the Registrant, with the Registrant continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of Parent (the “Merger”).

In connection with the consummation of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Registrant hereby removes from registration the securities of the Registrant registered but unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts, on February 4, 2014. No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

LIFE TECHNOLOGIES CORPORATION

By:	/s/ Seth H. Hoogasian
Name:	Seth H. Hoogasian
Title:	President and Secretary